Exhibit 24.1
POWER OF ATTORNEY
The undersigned, each being an officer or manager, or both, as the case may be, of OSI Restaurant Partners, LLC, a Delaware corporation that is the successor in interest of OSI Restaurant Partners, Inc. (formerly known as Outback Steakhouse, Inc.) (the “Company”), hereby constitute and appoint Joseph J. Kadow the true and lawful attorney-in-fact of the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including without limitation post-effective amendments, to any or all of the registration statements listed below, which registration statements have been previously filed by the Company with the Securities and Exchange Commission, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Form	Registration Number
S-8	333-132514
S-8	333-124152
S-8	333-79103
S-8	333-50361
S-8	333-4628
S-8	33-85344
S-8	33-62572

Signature	Title	Date

/s/ A. William Allen, III
A. William Allen, III	Manager, Chief Executive Officer	June 14, 2007

/s/ Dirk Montgomery
Dirk Montgomery	Senior Vice President, Chief Financial Officer	June 14, 2007

/s/ Andrew Balson
Andrew Balson	Manager	June 14, 2007

/s/ Philip Loughlin
Philip Loughlin	Manager	June 14, 2007

/s/ Ian Blasco
Ian Blasco	Manager	June 14, 2007

/s/ Mark Nunnelly
Mark Nunnelly	Manager	June 14, 2007

/s/ Mark Verdi
Mark Verdi	Manager	June 14, 2007

/s/ J. Michael Chu
J. Michael Chu	Manager	June 14, 2007

/s/ Chris T. Sullivan
Chris T. Sullivan	Manager	June 14, 2007

/s/ Robert D. Basham
Robert D. Basham	Manager	June 14, 2007